UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 26, 2018
(Date of earliest event reported)
 _____________________________________
NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

  _______________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 SE 6th Way Vancouver, Washington 98683
(Address of principal executive offices and zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

NAUTILUS, INC.
FORM 8-K

Item 5.07	Matters Submitted to a Vote of Security Holders

On April 26, 2018 Nautilus, Inc. held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected Ronald P. Badie, Bruce M. Cazenave, Richard A. Horn, M. Carl Johnson, III, Anne G. Saunders and Marvin G. Siegert to the Company’s Board of Directors, each to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, (ii) adopted a non-binding advisory resolution approving the Company’s executive compensation, and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2018.
The following is a summary of the voting results for each matter submitted to the shareholders:

(1) Proposal to elect a Board of Directors consisting of six (6) members:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald P. Badie	22,549,235	1,704,321	3,706,358
Bruce M. Cazenave	23,988,402	265,154	3,706,358
Richard A. Horn	22,820,419	1,433,137	3,706,358
M. Carl Johnson, III	23,931,164	322,392	3,706,358
Anne G. Saunders	23,978,246	275,310	3,706,358
Marvin G. Siegert	22,550,954	1,702,602	3,706,358

(2) Proposal to adopt a non-binding advisory resolution approving the Company’s executive compensation:

For	Against	Abstain	Non-Votes
23,558,892	673,677	20,987	3,706,358

(3) Proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm:

For	Against	Abstain	Non-Votes
27,914,457	42,609	2,848	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

May 2, 2018	By:	/s/ Wayne M. Bolio
(Date)		Wayne M. Bolio
Senior Vice President, Law and Human Resources, General Counsel